AMENDMENT NO. 1 TO INVESTMENT AGREEMENT
AMENDMENT NO. 1 TO INVESTMENT AGREEMENT, dated as of November [•], 2013 (this “Amendment”), between Ally Financial Inc. (the “Company”) and [INVESTOR] (the “Investor”).
RECITALS
A.    Investment Agreement. The Company and the Investor are parties to that certain Investment Agreement, dated August 19, 2013 (the “Investment Agreement”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, shares of Common Stock.
B.    Additional Investment. On the terms and conditions set forth in the Investment Agreement, as amended by this Amendment, the Company intends to issue and sell to the Investor, and the Investor intends to purchase from the Company, additional shares of Common Stock as reflected herein.
NOW, THEREFORE, in consideration of the premises, and of the representations, covenants and agreements set forth herein, the parties hereto agree as follows:
Section 1.Definitions; Interpretation. All capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Investment Agreement. The terms and provisions of Section 1.3 of the Investment Agreement are incorporated herein and shall apply mutatis mutandis to this Amendment.
Section 2.Amendments to the Investment Agreement.
(a)The number [•] in Recital A of the Investment Agreement is hereby stricken and replaced with [•].
(b)The dollar amount $[•] in Section 1.1 of the Investment Agreement is hereby stricken and replaced with $[•].
Section 3.Acknowledgement. The Investor acknowledges that the Company has increased the number of shares of Common Stock to be sold to the Investor under the Investment Agreement and to other investors in certain of the Other Private Placements to a total increase of 50,000 shares, which will generate approximately $300,000,000 of additional gross proceeds to the Company, and that the Company’s authorized Common Stock will be increased so that, at the time of Closing, the Company has 2,238,051 authorized shares of Common Stock.
Section 4.Miscellaneous. Except as expressly amended hereby, the Investment Agreement is and shall remain in full force and effect. If and to the extent there are any inconsistencies between the respective terms of the Investment Agreement and this Amendment, the terms of this Amendment shall control. This Amendment and the Investment Agreement, together (and including all Schedules, Exhibits and Annexes thereto), contain the entire understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters[, except for the Confidentiality Agreement]. The terms and provisions of Article VI of the Investment Agreement are incorporated herein and shall apply mutatis mutandis to this Amendment.
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In Witness Whereof, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

Ally Financial Inc.
By:__________________________________
Name:
Title:

[Investor]
By:__________________________________
Name:
Title: